EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-136744, No. 333-127778, No. 333-108561, No. 333-44437 and No. 333-15929) of our report dated April 6, 2009, with respect to the consolidated financial statements of Core Corporate Consulting Group, Inc. and Subsidiary included in this Report (Form 8-K/A) for the period from September 8, 2008 (date of inception) through December 31, 2008.

/s/ Kirkland, Russ, Murphy & Tapp P.A.

Kirkland, Russ, Murphy & Tapp P.A.
Clearwater, Florida
April 6, 2009